Exhibit 4.3
CERTAIN IDENTIFIED INFORMATION WITH "[***]" HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

OMNIBUS AMENDMENT NO. 1 TO
MASTER INDENTURE,
SERIES 2017-VFN INDENTURE SUPPLEMENT,
NOTE PURCHASE AGREEMENT,
RECEIVABLES PURCHASE AGREEMENT, AND
TRANSFER AND SERVICING AGREEMENT
OMNIBUS AMENDMENT NO. 1 TO MASTER INDENTURE, SERIES 2017-VFN Indenture Supplement, NOTE PURCHASE AGREEMENT, RECEIVABLES PURCHASE AGREEMENT, AND TRANSFER AND SERVICING AGREEMENT (this “Amendment”), dated as of September 30, 2019, is by and among USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company, as servicer (in such capacity, the “Servicer”), USCC Receivables Funding LLC, a Delaware limited liability company (the “Transferor”), United States Cellular Corporation, a Delaware corporation (“USCC”), USCC EIP LLC, a Delaware limited liability company (the “Seller”), the Conduit Purchasers, Committed Purchasers, Conduit Support Providers and Managing Agents parties hereto, ROYAL BANK OF CANADA, as the Administrative Agent (the “Administrative Agent”) and U.S. Bank national association, a national banking association, as indenture trustee (herein, together with its successors in the trusts under the Indenture, called the “Indenture Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Indenture (defined below) or the Note Purchase Agreement (defined below).
WHEREAS, the Issuer, the Servicer and the Indenture Trustee, have entered into that certain Master Indenture, dated as of December 20, 2017 (the “Master Indenture”), as agreed to and accepted by USCC, as amended by that certain Series 2017-VFN Indenture Supplement, dated as of December 20, 2017 (the “Series Supplement”) among the Issuer, the Servicer and the Indenture Trustee, and that certain Supplemental Indenture No. 1, dated as of November 30, 2018 (the “First Supplemental Indenture”, together with the Master Indenture and the Series Supplement, the “Indenture”) among the Issuer, the Servicer and the Indenture Trustee;
WHEREAS, the Issuer, the Servicer and the Indenture Trustee have agreed to amend the Indenture on the terms and conditions set forth herein;
WHEREAS, the Transferor, the Issuer, the Servicer, USCC, as performance guarantor under the Performance Guaranty, the Managing Agents, the Conduit Purchasers, the Committed Purchasers, the Conduit Support Providers and the Administrative Agent entered into that certain Note Purchase Agreement, dated as of December 20, 2017 (the “Note Purchase Agreement”);
WHEREAS, the Transferor, the Issuer, the Servicer, the Managing Agents, the Conduit Purchasers, the Committed Purchasers, the Conduit Support Providers and the Administrative Agent have agreed to amend the Note Purchase Agreement on the terms and conditions set forth herein;
WHEREAS, the Seller and the Transferor, as purchaser, entered into that certain Receivables Purchase Agreement, dated as of December 20, 2017 (the “Receivables Purchase Agreement”);
WHEREAS, the Seller and the Transferor have agreed to amend the Receivables Purchase Agreement on the terms and conditions set forth herein;
WHEREAS, the Transferor, the Servicer, as servicer and custodian, and the Issuer entered into that certain Transfer and Servicing Agreement, dated as of December 20, 2017 (the “Transfer and Servicing Agreement”); and
WHEREAS, the Transferor, the Servicer and the Issuer have agreed to amend the Transfer and Servicing Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendments to the Indenture. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Indenture is hereby amended as follows:
1.1.    Section 3.6(b) of the Master Indenture is hereby amended by deleting the first sentence thereof and replacing it as follows:
On or before September 30 in each calendar year, beginning in 2019, the Issuer shall furnish to the Indenture Trustee either (i) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the Lien of this Indenture in the Receivables, including with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and amendments to financing statements as is so necessary, or, stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest; or (ii) if the aggregate amount of Note Principal Balance Increases for the twelve months prior to such date is less than $10,000,000, an Officer’s Certificate of the Issuer stating that no such Opinion of Counsel is required to be delivered on such date because the aggregate amount of Note Principal Balance Increases for the twelve months prior to such date is less than $10,000,000. The cost of each such Opinion of Counsel required under this Section 3.6 shall be an expense of the Issuer and shall not be at the expense of the Indenture Trustee.
1.2.    Annex A to the Master Indenture is hereby amended by adding the following definitions in the appropriate alphabetical order:
“Early Upgrade Program” means the upgrade program offered by USCC to existing Obligors pursuant to which an existing Obligor may upgrade certain wireless communication devices that are the subject of a Contract with such existing Obligor upon the satisfaction of the requirements more fully set forth on USCC’s website.
“Post-Upgrade Receivable” means any Receivable relating to a Contract where the related Obligor has exercised an early upgrade by successfully meeting all applicable terms and conditions of the Early Upgrade Program, which Receivable has been generated following the effectiveness of such upgrade.
“Pre-May 2019 Receivable” means any Receivable the Contract related to which was originated prior to May 5, 2019, and which Contract does not include post-upgrade termination language in form and substance acceptable to the Administrative Agent.
1.3.    The definition of “Dilutions” contained in Annex A to the Master Indenture is hereby amended by deleting it in its entirety and replacing it with the following:
“Dilutions” means, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Receivable Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or any credit, rebate, sales allowance, discount or other adjustment or setoff (other than any adjustment in the Receivable Balance of any Receivable relating to its upgrade under the Early Upgrade Program ).
1.4.    The definition of “Eligible Receivable” contained in Annex A of the Master Indenture is hereby amended by deleting clause (x) it in its entirety and replacing it with the following:
(x)    it (i) relates solely to the purchase of a device, (ii) does not have an outstanding balance exceeding $1,500, and (iii) which has not been extended, rewritten, or otherwise modified from the original terms except in accordance with the Transaction Documents; and
(y)    with respect to any Receivable acquired by the Issuer after September 30, 2019, as to which, at the time of its origination, its related Obligor had an Obligor Credit Class of “A”.

1.5.    The definition of “Receivable Balance” contained in Annex A to the Master Indenture is hereby amended by deleting it in its entirety and replacing it with the following:
“Receivable Balance” means, with respect to any Receivable, as of any date of determination the sum of the unpaid Scheduled Payments thereon; provided, that in the case of Pre-May 2019 Receivables relating to Obligors and related devices that are eligible for a device upgrade pursuant to the terms of the related Contract, the Receivable Balance shall mean only the amount of the unpaid Scheduled Payments owing by such Obligor prior to the date on which the Contract becomes eligible for an upgrade; provided further, that the Receivable Balance of any Receivable may not exceed the outstanding principal amount, if any, owing by the related Obligor, and provided further, that the Receivable Balance of (i) a Defaulted Receivable or (ii) any Receivable which has been identified as an Ineligible Receivable but not yet reassigned by the Issuer to the Transferor pursuant to Section 2.05 of the Transfer and Servicing Agreement, shall be zero.
1.6.    The definition of “Trigger Receivable Balance” contained in Annex A to the Master Indenture is hereby amended by deleting it in its entirety and replacing it with the following:
“Trigger Receivables Balance” means, with respect to any Receivable, as of any date of determination the sum of the unpaid Scheduled Payments thereon; provided, that in the case of Pre-May 2019 Receivables relating to Obligors and related devices that are eligible for a device upgrade pursuant to the terms of the related Contract, the Receivable Balance shall mean only the amount of the unpaid Scheduled Payments owing by such Obligor prior to the date on which the Contract becomes eligible for an upgrade; provided further, that the Receivable Balance of any Receivable may not exceed the outstanding principal amount, if any, owing by the related Obligor.
1.7.    Section 2.1(b) of the Series Supplement is hereby amended as follows:
1.7.1.    The definition of “Asset Base” is hereby amended by deleting it in its entirety and replacing it with the following:
“Asset Base” shall mean, as of any date of determination, an amount equal to the sum of (a) the product of (i) the Asset Base Allocation Percentage for Series 2017-VFN in effect on such date of determination, (ii) the Advance Rate in effect on such date of determination and (iii) the Aggregate Receivables Balance (measured as of such date of determination), plus (b) amounts on deposit in the Series 2017-VFN Series Account which are available for payment of principal on the Series 2017-VFN Notes on the following Payment Date on such date (after taking into account payments with senior priority), plus (c) an amount equal to the product of (x) the Asset Base Allocation Percentage for Series 2017-VFN in effect on such date of determination and (y) the amount of cash and Eligible Investments on deposit in the Excess Funding Account on such date of determination, plus (d) the aggregate amount of funds on deposit in the Collection Account on such date.
1.7.2.    The definition of “Scheduled Commitment Termination Date” is hereby amended by replacing the reference to “December 13, 2019” contained therein with “December 15, 2021”.
1.7.3.    Subclause (i) of clause (b) of the definition of “Target Deposit Account” is hereby amended by replacing the reference to “Section 4.2” contained therein with “Sections 4.2(a) through (e)”.
1.7.4.    The definition of “USCC Credit Agreement” is hereby amended by replacing the reference to “June 15, 2016” contained therein with “May 10, 2018”.
1.8.    Section 4.2 of the Series Supplement is hereby amended by deleting clause (l) it in its entirety and replacing it with the following:
(l)    To be retained in the Series 2017‑VFN Series Account for application in accordance with this Section 4.2 on the immediately succeeding Payment Date, an amount equal to the Target Deposit Amount;
(m)    To the applicable payee, any amounts accrued and payable by the Issuer under the Transaction Documents, including without limitation, in payment of fees and expenses of counsel and other administrative expenses; and
(n)    All remaining amounts to the Transferor, as holder of the Equity Certificate.
1.9.    Section 6.1(f) of the Series Supplement is hereby amended by replacing the reference to “10.50%” contained therein with “5.25%”.

1.10.    Section 6.1(g) of the Series Supplement is hereby amended by replacing the reference to “4.50%” contained therein with “2.50%”.
1.11.    Annex A to the Series Supplement is hereby amended as follows:
1.11.1.    The following new defined term is hereby added in the correct alphabetical order:
“Payments Made” with respect to (i) any Pre-May 2019 Receivable shall mean the number of consecutive Scheduled Payments owed by the Obligor on the related Contract that have been made as of the relevant Determination Date prior to the date on which such Contract becomes eligible for an upgrade and (ii) any Receivable which is not a Pre-May 2019 Receivable shall mean the number of consecutive Scheduled Payments owed by the Obligor on the related Contract that have been made as of the relevant Determination Date.
1.11.2.    The definition of “Advance Matrix I” is hereby amended by deleting it in its entirety and replacing it with the following:
[***]
1.11.3.    The definition of “Advance Matrix II” is hereby amended by deleting it in its entirety and replacing it with the following:
[***]
1.11.4.    The definition of “Cohort” is hereby amended by replacing the reference to “Remaining Term” contained therein with “Payments Made”.
1.11.5.    The definition of “Excess Concentrations” is hereby amended by deleting it in its entirety and replacing it with the following:
“Excess Concentrations” shall mean, as of any date of determination, an amount equal to the sum of (without duplication):
(a)    the excess, if any, of (i) the Receivables Balances for the Cohort of Obligor Credit Class “A” and Obligor Tenure “0” over (ii) the product of (x) 20% and (y) the Aggregate Receivables Balance at the end of such Collection Period; and
(b)    the excess, if any, of (i) the aggregate Receivables Balances for the Cohorts of Obligor Credit Class “A” and Obligor Tenures “0”, “1”, “2”, “3”, and “4” over (ii) the product of (x) 45% and (y) the Aggregate Receivables Balance at the end of such Collection Period.
1.11.6.    The definition of “Matrix Rate Adjustment Event” is hereby amended by replacing the reference to “3.50%” and “8.50%” contained therein with “1.75%” and “4.25%”, respectively.
1.11.7.    The definition of “Obligor Credit Class” is hereby amended by deleting it in its entirety and replacing it with the following:
“Obligor Credit Class” shall mean the credit class associated with the Obligor as assigned at the inception of the Contract or at the time, if any, the related Receivable becomes a Change of Responsibility Receivable through the Credit and Collection Policies, as applicable. Receivables classified as Credit Class Group A pursuant to the Credit and Collection Policies will have an Obligor Credit Class of “A”.
1.11.8.    The term “Remaining Term” and its related definition are hereby deleted in their entirety.
Section 2.    Amendment to the Note Purchase Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Note Purchase Agreement is hereby amended by replacing the reference in Section 2.1(g) of the Note Purchase Agreement to “Transferor’s account [***]” with “Transferor’s account [***]”;
Section 3.    Amendment to the Receivables Purchase Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Receivables Purchase Agreement is hereby amended by deleting Section 5.01(o) of the Receivables Purchase Agreement in its entirety and replacing it with the following:

(o)    [Reserved].
Section 4.    Amendment to the Transfer and Servicing Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Transfer and Servicing Agreement is hereby amended by deleting Section 2.09 of the Transfer and Servicing Agreement in its entirety and replacing it with the following:
Section 2.09    Contract Responsibility Transfers and Post-Upgrade Receivables.
(a)    Subject to clause (c) below, in the event that a Transferred Receivable becomes a Change of Responsibility Receivable or a Post-Upgrade Receivable, and as a result of such event an Asset Base Deficiency would occur if one of the actions described in clauses (1) or (2) below is not taken, the Transferor shall, within two (2) Business Days of the date on which such Transferred Receivable becomes a Post-Upgrade Receivable, or no later than the next date on which a Monthly Report is deliverable in accordance with this Agreement in the case of a Change of Responsibility Receivable, as applicable, either (1) replace such Change of Responsibility Receivable or Post-Upgrade Receivable, as applicable, with one or more “Replacement Receivables” having aggregate Receivable Balances equal to or greater than the remaining Receivables Balance of such Transferred Receivable immediately prior to the time it became a Change of Responsibility Receivable or a Post-Upgrade Receivable, as applicable (in an amount at least equal to the amount necessary to cause an Asset Base Deficiency to not occur for any Series), or (2) repurchase the related Change of Responsibility Receivable or Post-Upgrade Receivable, as applicable, in an amount equal to the Receivable Balance of such Transferred Receivable immediately prior to the time it became a Change of Responsibility Receivable or Post-Upgrade Receivable, as applicable (in an amount at least equal to the amount necessary to cause an Asset Base Deficiency to not occur for any Series), and deposit such funds in the Collection Account, to be treated as Collections. The Transferor shall cause any such Replacement Receivable to be transferred to the Trust, and such Replacement Receivable shall be an Additional Receivable and shall be deemed to be transferred on an Addition Date, and the terms of this Agreement shall apply to such Replacement Receivable as if it had been transferred under Article II herein without further action from any party hereto. Following this deposit of cash or transfer of a Replacement Receivable (in accordance with clauses (1) or (2) above), the Trust shall no longer have any interest in or right to the Change of Responsibility Receivable or Post-Upgrade Receivable, as applicable. The Replacement Receivable will be an Additional Receivable for purposes of this Agreement.
(b)    Subject to clause (c) below, in the event that an Asset Base Deficiency would not occur as a result of a Transferred Receivable becoming a Change of Responsibility Receivable or a Post-Upgrade Receivable, as applicable, the Transferor shall have the option (but not obligation) to either replace or repurchase, as applicable, the Change of Responsibility Receivable or Post-Upgrade Receivable, as applicable, under the same terms and conditions set forth in clause (a) above.
(c)    For purposes of this Section 2.09, the Transferor shall be prohibited from repurchasing or replacing Change of Responsibility Receivables and Post-Upgrade Receivables, as applicable, pursuant to clauses (a) and (b) above if at the time of such repurchase or replacement, as applicable, and after giving effect thereto, the sum of (i) the aggregate Receivables Balances immediately prior to the repurchase or replacement for all repurchased and replaced Change of Responsibility Receivables plus (ii) the aggregate Receivables Balance of all repurchased and replaced Post-Upgrade Receivables immediately prior to the time each such Post-Upgrade Receivable became a Post-Upgrade Receivable, in each case during the past twelve (12) months would exceed 20% of the Facility Limit. In the event that such prohibition applies, the Seller will no longer consent to (or permit its Affiliates to consent to) any Transferred Receivable becoming a Change of Responsibility Receivable.
Section 5.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon:

(i)
receipt by the parties hereto of duly executed counterparts of this Amendment and the Fee Letter, dated as of the date hereof (the “Fee Letter”), among the Administrative Agent, the Managing Agents, and the Transferor;

(ii)
the Transferor’s payment of all fees referred to in (A) the Fee Letter that are payable on the date hereof, including, without limitation, the upfront fee payable to each Managing Agent (for the benefit of its related Owner(s)) and (B) the Administrative Agent Fee Letter, dated as of the date hereof, between the Administrative Agent and the Transferor, that are payable on the date hereof; and

(iii)
all of the terms, covenants, agreements and conditions precedent set forth in the Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and other Transaction Document to be complied with and performed by USCC, the Transferor, the Issuer, the Servicer, the Originators or the Indenture Trustee, as the case may be, with respect to this Amendment, by the date hereof have been satisfied or otherwise waived by the Managing Agents.

Section 6.    Representations and Warranties; Covenants.
6.1.    The Issuer hereby represents and warrants that:

(a)    This Amendment, the Indenture, the Note Purchase Agreement and the Transfer and Servicing Agreement each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
(b)    No event or circumstance has occurred and is continuing which constitutes an Event of Default, Default, Amortization Event, Potential Amortization Event, Trust Amortization Event, or Trust Event of Default.
6.2.    The Servicer hereby represents and warrants that:
(a)    This Amendment, the Indenture, the Note Purchase Agreement and the Transfer and Servicing Agreement each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
(b)    No event or circumstance has occurred and is continuing which constitutes a Servicer Default or Potential Servicer Default.
6.3.    The Transferor hereby represents and warrants that this Amendment, the Note Purchase Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement each as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
6.4.    The Seller hereby represents and warrants that this Amendment and the Receivables Purchase Agreement as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.
6.5.    Upon the effectiveness of this Amendment and after giving effect hereto, the Issuer, the Servicer, the Transferor and the Indenture Trustee as applicable, each represents and warrants as to itself, as applicable, that the covenants, representations and warranties of (a) the Issuer set forth the Article III and Section 9.5 of the Indenture, (b) the Indenture Trustee set forth in Section 6.13 of the Indenture, (c) the Issuer set forth in the Section 4.1 and Section 4.6 of the Note Purchase Agreement, (d) the Servicer set forth in Section 4.1, Section 4.2, Section 4.7 and Section 4.9 of the Note Purchase Agreement, (e) the Transferor set forth in Section 4.1, Section 4.3, Section 4.6, and Section 4.9 of the Note Purchase Agreement, (f) the Seller set forth in Section 4.01, Section 4.02 and Section 5.01 of the Receivables Purchase Agreement, (g) the Transferor set forth in Section 4.03 of the Receivables Purchase Agreement, and (h) the Transferor set forth in Section 2.03 and Section 2.04 of the Transfer and Servicing Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to an earlier date).
Section 7.    Reference to and Effect on the Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement, and the Transfer and Servicing Agreement.
7.1.    Upon the effectiveness of this Amendment and on and after the date hereof, each reference in (i)  the Indenture to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Indenture and its amendments, as amended hereby, (ii) the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement and its amendments, as amended hereby (iii) the Receivables Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement and its amendments, as amended hereby, and (iv) the Transfer and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Transfer and Servicing Agreement and its amendments, as amended hereby.
7.2.    Each of the Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement in each case as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, as applicable, shall remain in full force and effect, and are hereby ratified and confirmed.
7.3.    Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Indenture Trustee, Conduit Purchasers, Committed Purchasers, Conduit Support Providers, Managing Agents or the Administrative Agent, nor constitute a waiver of any provision of the Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, or any Transaction Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.
Section 8.    Post-Closing Actions. Prior to the end of the tenth (10th) Business Day from the date of this Amendment, the Managing Agents shall receive opinions of counsel relating to security interest matters and corporate and enforceability matters in form and substance reasonably acceptable to the Managing Agents.

Section 9.    Governing Law. THIS Amendment and the rights and obligations of the parties under this Amendment SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).
Section 10.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 11.    Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. The delivery of a signed signature page to this Amendment by facsimile or other electronic transmission (such as email of a .pdf) shall constitute due execution and delivery of this Amendment for all purposes.
Section 12.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.
Section 13.    Fees, Costs and Expenses. The Transferor shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of (i) Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent, as provided in the Fee Letter, (ii) Morris James LLP, counsel for the Owner Trustee, and (iii) Richards, Layton & Finger, P.A., counsel for the Indenture Trustee, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.
Section 14.    Consent to Amendment.
14.1.     By its execution hereof each of the Noteholders (which Noteholders constitute, in the aggregate, 100% of the Holders of the Outstanding Notes), (a) acknowledges its receipt of notice of the contents of this Amendment, (b) consents to the amendments contained herein, (c) hereby waives the requirement under Section 10.2 of the Indenture for further written notice setting forth in general terms the substance of this Amendment, (d) directs the Indenture Trustee to consent to and execute this Amendment, without receiving the Officer’s Certificates and Opinions of Counsel deliverable in connection with this Amendment under the Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement or any other Transaction Document, and (e) hereby agrees to hold the Indenture Trustee harmless against any and all losses and liabilities, damages, claims, actions, suits, or out-of-pocket expenses or costs (including attorney’s fees and other legal expenses) incurred or arising out of or in connection with the actions set forth above taken by the Indenture Trustee pursuant to this authorization and direction.
14.2.    By its execution hereof each of the Managing Agents and the Administrative Agent acknowledges its receipt of the contents of this Amendment and consents to the amendments contained herein.
Section 15.    Issuer Order.     By its execution hereof, the Issuer hereby (a) authorizes, instructs and directs the Indenture Trustee to execute this Amendment, (b) authorizes, instructs and directs the Indenture Trustee to execute this Amendment without receiving an Officer’s Certificate, or an Opinion of Counsel pursuant to the Indenture, the Note Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement or any other Transaction Document and (c) agrees that the actions set forth above taken by the Indenture Trustee pursuant to this authorization and direction shall be actions in connection with the administration of the trust created under the Indenture and the performance of its duties thereunder and under the other Transaction Documents within the meaning of Section 6.7(a) of the Master Indenture and shall not constitute negligence or willful misconduct on the part of the Indenture Trustee.
Section 16.    Concerning the Owner Trustee.
(i) It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

(ii) The Transferor, as Equity Certificateholder, hereby authorizes, empowers and directs the Owner Trustee, in the name and on behalf of the Issuer, to execute and deliver this Amendment and each other document, instrument or writing (including, without limitation, any Issuer Order) as may be necessary or convenient in connection with the transactions contemplated hereby. The Transferor, as Equity Certificateholder, hereby waives any notice in connection with the foregoing and hereby certifies and confirms that (x) it is the sole Equity Certificateholder, (y) the foregoing direction and actions are necessary, suitable, or convenient in connection with the matters described in Section 2.03 of the Trust Agreement, and do not violate or conflict with, are not contrary to, are contemplated and authorized by, and are consistent and in accordance and compliance with the Trust Agreement, the Note Purchase Agreement and the Transaction Documents and the obligations of the Issuer and the Owner Trustee under the Trust Agreement, the Note Purchase Agreement and the Transaction Documents, and (z) the foregoing direction and the execution and delivery of such documents are covered by the indemnifications provided under the Trust Agreement.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.
USCC MASTER NOTE TRUST, as the Issuer
By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of USCC Master Note Trust,
By:/s/ Rachel Simpson
Name: Rachel Simpson
Title: Vice President

U.S. Bank national association, (i) with respect to the Indenture and the Series Supplement, as Indenture Trustee, and (ii) with respect to each other document amended hereby, not in its individual capacity but solely in its capacity as Indenture Trustee
By: /s/ Edwin J. Janis
Name: Edwin J. Janis
Title:    Vice President

USCC SERVICES, LLC, as Servicer

By: /s/ John M. Toomey
Name: John M. Toomey
Title: Authorized Person
USCC Receivables Funding LLC
as Transferor and Purchaser

By: /s/ Steven T. Campbell
Name: Steven T. Campbell
Title: Vice President and Treasurer
USCC EIP LLC, as Seller

By: /s/ Steven T. Campbell
Name: Steven T. Campbell
Title: Vice President and Treasurer

ROYAL BANK OF CANADA,
as Administrative Agent
By: /s/ Sofia Shields
Name: Sofia Shields
Title: Authorized Signatory
By: /s/ Lisa Wang
Name: Lisa Wang
Title: Authorized Signatory

Consent to Omnibus Amendment No. 1 to Indenture to Master Indenture, Series 2017-VFN Indenture Supplement, Note Purchase Agreement, Receivables Purchase Agreement and Transfer and Servicing Agreement:
THUNDER BAY FUNDING, LLC,
as Conduit Purchaser
By: Royal Bank of Canada, as attorney-in-fact for Thunder Bay Funding, LLC
By: /s/ Sofia Shields
Name: Sofia Shields
Title: Authorized Signatory
ROYAL BANK OF CANADA,
as Committed Purchaser, and as a Noteholder
By: /s/ Sofia Shields
Name: Sofia Shields
Title: Authorized Signatory
By: /s/ Lisa Wang
Name: Lisa Wang
Title: Authorized Signatory

ROYAL BANK OF CANADA,
as Managing Agent
By: /s/ Sofia Shields
Name: Sofia Shields
Title: Authorized Signatory

By: /s/ Lisa Wang
Name: Lisa Wang
Title: Authorized Signatory

THE TORONTO-DOMINION BANK,
as Committed Purchaser, and as a Noteholder
By: /s/ Rene Landry
Name: Rene Landry
Title: Director
THE TORONTO-DOMINION BANK,
as Managing Agent
By: /s/ Rene Landry
Name: Rene Landry
Title: Director